Exhibit 99.1

NEWS RELEASE

Gastar EXPLORATION successfully COMPLETES FINANCIAL RESTRUCTURING AND EMERGENCE FROM BANKRUPTCY

HOUSTON, January 22, 2019 - Gastar Exploration Inc. (OTCQB: GSTC) (the “Company” or “Gastar”) announced today that the conditions to effectiveness of its Chapter 11 Plan of Reorganization (as modified) (the “Plan”), which was confirmed by the United States Bankruptcy Court for the Southern District of Texas on December 20, 2018, have been satisfied and the Company has emerged from bankruptcy as a private company. Through this process, the Company has significantly enhanced its financial position by eliminating more than $350 million of debt and preferred equity obligations from its balance sheet. Pursuant to the Plan, the Company also converted its corporate form from a Delaware corporation to a Delaware limited liability company and, therefore, is now known as Gastar Exploration LLC.

The Company completed an effective balance sheet restructuring that involved a debt-for-debt exchange, a debt-to-equity conversion, and a cash payment to holders of the Company’s existing preferred and common equity.  The Company emerged from bankruptcy with a significantly stronger balance sheet and renewed ability to focus on creating value from its compelling asset base.

“We are pleased to be emerging from chapter 11 and moving forward with a solid financial foundation to continue to build our business.  I would like to thank our employees, management team, and financial stakeholders whose participation in the process was central to a successful outcome,” said Michael A. Gerlich, Chief Financial Officer of the Company.

Pursuant to the Plan, holders of Gastar’s 8.625% Series A Cumulative Preferred Stock and 10.75% Series B Cumulative Preferred Stock (collectively, the “Existing Preferred Equity”) received their pro rata share of $150,000 (the “Preferred Equity Payment”) and the Existing Preferred Equity was canceled and retired. Holders of Gastar’s outstanding common shares (the “Existing Common Equity”), other than AF V Energy I Holdings, L.P., an affiliate of Ares Management LLC (“Ares”), received their pro rata share of $150,000 (the “Common Equity Payment” and together with the Preferred Equity Payment, the “Emergence Payment”) and their shares of Existing Common Equity were canceled and retired.

The payout rate for the Existing Preferred Equity is $0.02425222 per outstanding share and the payout rate for the Existing Common Equity eligible for the payment is $0.00092469 per share. The expected payment date for the Emergence Payment is on or about January 23, 2019.

The Company intends to file a Form 15 with the Securities and Exchange Commission (the “SEC”) evidencing the termination of the registration of its securities under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) and suspending its reporting obligations under Section 15(d) of the Exchange Act.  As a result of such filing, the Company will no longer be obligated to and will not file any further current or periodic reports with the SEC.

Court filings and other information related to the restructuring proceedings are available at a website administered by the Company's claims and noticing agent, BMC Group, Inc., via the information call center at +1 (888) 909-0100.

About Gastar

Gastar is a pure play Mid-Continent independent energy company engaged in the exploration, development and production of oil, condensate, natural gas and natural gas liquids in the United States. Gastar’s principal business activities include the identification, acquisition, and subsequent exploration and development of oil and natural gas properties with an emphasis on unconventional reserves, such as shale resource plays. Gastar holds a concentrated acreage position in the normally pressured oil window of the STACK Play, an area of central Oklahoma which is home to multiple oil and natural gas-rich reservoirs including the Oswego limestone, Meramec and Osage bench formations within the Mississippi Lime, the Woodford shale and Hunton limestone formations. For more information, visit Gastar’s website at www.gastar.com.

Forward Looking Statements

This news release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward looking statements express our current expectations, opinion, belief or forecasts of future events and performance.  A statement identified by the use of forward looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “will,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release.  These include risks described in Gastar’s Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (“SEC”), available at the SEC’s website at www.sec.gov.  By issuing forward looking statements based on current expectations, opinions, views or beliefs, The Company has no obligation and, except as required by law, is not undertaking any obligation, to update or revise these statements or provide any other information relating to such statements.

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